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                            Verizon Maryland, Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                              Years Ended December 31,
                                                        -----------------------------------------------------------------------
(Dollars in Millions)                                            2001          2000          1999           1998          1997
-------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                      $ 525.7       $ 616.0       $ 628.3        $ 501.7       $ 396.0
Equity in loss (income) from affiliates                          91.8           2.5           (.5)           ---           ---
Dividends received from equity affiliate                           .4            .6            .5            ---           ---
Interest expense                                                 81.4          82.8          70.6           69.8          67.1
Portion of rent expense representing interest                    28.6          13.1          12.8           19.1          18.2
Amortization of capitalized interest                              3.0           2.6           2.1            1.8           1.5
                                                        -----------------------------------------------------------------------
Earnings, as adjusted                                         $ 730.9       $ 717.6       $ 713.8        $ 592.4       $ 482.8
                                                        =======================================================================

Fixed charges:
Interest expense                                              $  81.4       $  82.8       $  70.6        $  69.8       $  67.1
Portion of rent expense representing interest                    28.6          13.1          12.8           19.1          18.2
Capitalized interest                                              8.7           9.1           4.3            5.6           4.0
                                                        -----------------------------------------------------------------------

Fixed Charges                                                 $ 118.7       $ 105.0       $  87.7        $  94.5       $  89.3
                                                        =======================================================================

Ratio of Earnings to Fixed Charges                               6.16          6.83          8.14           6.27          5.41
                                                        =======================================================================
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